Exhibit 10.3


CONFIDENTIAL TREATMENT REQUESTED BY SYNERON MEDICAL LTD

                       TURN - KEY MANUFACTURING AGREEMENT


       This agreement is effective as of the 31 of August, 2003 (the Effective
Date) by and between:

       SYNERON MEDICAL LTD., with a principal place of business at Industrial Zone Yokneam Illit, 20692. P.O.B. 550, Israel.

       Hereinafter referred to as "CUSTOMER".

       AND

       FIBERNET LTD., with a principal place of business at No. 3 Hatamar st. Yokneam Illit, P.O.B. 512, 20692, Israel

       Hereinafter referred to as "CONTRACTOR".

       Whereas Customer designs, manufactures and sells Electro-Optical Medical Equipment which includes subassemblies components and know- how, that is confidential and proprietary property of Customer; and whereas Customer desires to buy manufacturing services; and

       Whereas Contractor is in the business of Turn - Key projects; and

       Whereas Contractor declares that it has an approved enterprise status granted by the Investment Center classified as a class "A" development zone for the manufacture of electronic devices, and it has no knowledge of circumstances that should bring to the termination of such status; and

       Whereas Contractor Declares that it has all the capabilities and equipment to supply manufacturing services for Customer's Products stipulated in APPENDIX A attached hereto; and

       Whereas Contractor desires to sell and deliver its manufacturing services to Customer for installation and use in accordance with Customer specifications and standards as well as other general commercial practices, and

       Now therefore, the parties hereto have agreed and do hereby agree as follows:

1.0    PRECEDENCE:

       1.1 The terms and conditions and appendices herein shall govern all services performed by Contractor pertaining to the subject matter.

       1.2 It is the intent of the parties that this Agreement and its appendices represent the entire agreement and prevail over the terms and conditions of any purchase order, acknowledgment form or order instruction.

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2.0    TERM

       2.1 This Agreement shall commence on the Effective Date and shall continue for an initial term until December 31, 2003. This Agreement shall automatically be renewed for successive one (1) year increments unless either party request in writing, at least ninety (90) days prior to the anniversary date, that this Agreement not to be renewed.

3.0    SCOPE OF WORK

       Contractor will, pursuant to the specifications given by Customer, shall perform manufacturing services on behalf of Customer. This manufacturing services shall include, but not be limited to, labor, materials, testing, packaging and delivery to Customer.

4.0    CONTRACTOR'S OBLIGATIONS

       4.1    Contractor shall provide Customer with the following services:

              - Material planning,

              - Material procurement,

              - Assembly of printed circuit boards & cables

              - Final assembly & integration of the Product

              - In Circuit test

              - Functional test

              - Packaging and delivery

       4.2    Customer's production facilities

       Contractor will be obliged to allocate to Customer, production and storage space as well as trained production and testing personnel as an integral part of this Agreement. Customer and Contractor will agree on the details thereof during the negotiations on the final format of APPENDIX B and not later than September the 1st 2003.

       Contractor undertakes that the entire production process of the products, excluding testing with testing equipment, using of pressing equipment, and production of products for customers which are not in competition with the customer, and storing of materials (which shall be on separate shelves in the warehouse), shall be physically separated and isolated in a closed space. The personnel assigned to the production of the product shall not be assigned to the production of other products in the field of non invasive devices using light or radio frequency energy for the medical aesthetic market, for new customers as defined in section 19.2.

       Contractor shall apply for and receive the ISO13488 standard for the production facility, by no later than December 15 2003. During the term of this agreement, the manufacturing

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services provided by the Contractor hereto shall confirm in all respects with the ISO13488 standard.

5.0    CUSTOMER'S OBLIGATIONS

       Customer will provide the following:

              - Technical specifications,

              - Standard Operation Procedures,

              - Drawings,

              - Bill Of Materials,

              - Approved Vendors list,

              - Gerber data, CAD files,

              - Quality requirements,

              - Technical support, as required,

              - Dedicated Testing Equipment (not including standard testing equipment).

6.0    ORDERS AND FORECASTS

       6.1    Customer will provide Contractor, on a monthly basis, with a three
(3) months Product Orders. It is agreed that Customer will provide Contractor, on a monthly basis, with a rolling three (3) months Product Forecast extending beyond the three (3) months orders.

       6.2 Customer will have the right to reschedule orders according to the following schedule without additional charges:

              DURING THE PERIOD BEFORE DELIVERY     % OF ORDER TO BE RESCHEDULED
              ---------------------------------     ----------------------------
                         upto 30                                 **
                         31 - 60                                 **
                         61 - 90                                 **

       Rescheduled orders mused be called for by Customer not later than 60 days after their original date of delivery

       6.3 Contractor will supply all orders that do not exceed the forecast at the delivery times set forth in each purchase order. Late deliveries will carry (without prejudice) a late delivery charge at the rate of ** per week for the first 14 days, ** for per week thereafter

** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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and not more than ** , to be deducted from the consideration due to the
Contractor for labor and mark-ups.

       6.4 Contractor shall undertake all reasonable efforts, including expediting materials and allocating capacity, in order to support Customer's request for increased production.

       6.5 During the period from the Effective Date until December 31, 2003 the Contractor will manufacture the Product and spare parts as a turn key manufacturer.

7.0    MATERIAL PROCUREMENT

       The material procurement undertaking, pursuant to this Agreement, will be carried-out by the Contractor. The Contractor carries full responsibility to the material procurement.

       7.1 Contractor is authorized to purchase materials using standard purchasing practices including, but not limited to acquisition of materials recognizing Economic Order Quantity, ABC buy policy and long lead time components management, in order to meet the requirements of Customer's orders and forecasts. Economic Order Quantity for items which are un-returnable to vendor or un-usable for other clients of the Contractor must be pre-approved by Customer. Long lead items may be ordered taking into the account the Forecast, provided that orders of long lead items for the Forecast Period will be pre-approved.

       Customer recognizes its financial responsibility for the materials purchased by Contractor on behalf of Customer and according to the orders and forecasts properly issued by Customer.

       7.2 Customer reserves the right to purchase and/or produce some of the required materials and give the said materials to Contractor for the purpose of manufacturing Customer's Products. The list of the said materials will be stipulated when and if such a situation will arise. Transportation of any tools and materials during the work process between Customer's and Contractor's sites shall be carried out by Contractor immediately when the need arises at the Contractor's cost and responsibility.

       7.3 Contractor is responsible for monitoring supplier's quality, according to the specifications provided by Customer for all purchased materials.

       7.4 Subject to section 15 hereto, in the event of termination of this Agreement or a cancellation of a Purchase Order, and/or discontinuance of a Product, or excess materials created by an Engineering Change, Customer agrees to compensate Contractor for unused Products and material inventory which are affected by such termination, cancellation or discontinuance, as follows:

              (i) The prevailing contract price of all Products, ready for delivery in Contractor's possession;

              (ii) The cost of material inventory, whether in raw form or work in process, which are not returnable to the vendor, or usable for other Contractor's customers, including economic order quantities of unique parts.


** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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              (iii)  the cost of materials on order which cannot be cancelled.

              (iv) to the above applicable compensation, the Contractor shall be entitled to a handling fee of 3% of the compensation due.

              (v) payment shall be made to Contractor against delivery of the compensated Products and materials to Customer. The above compensation shall be the sole compensation due to Contractor as a result thereof.

       7.5 Contractor shall undertake all possible efforts to cancel all applicable materials purchase orders and reduce materials inventory through return for credit programs or allocate materials for alternate programs, if applicable.

8.0    PRICE AND PRICE REVIEWS

       8.1 Pricing conditions for manufacturing services supplied under this Agreement are defined in APPENDIX B. All prices will be quoted in US Dollars.

       8.2 Price Review. Contractor and Customer will meet every three (3) months, during the term of this Agreement to review pricing and determine the actions required by both sides in order to achieve cost reduction. The new prices that will be agreed to and the said new prices will come into effect, will be reflected in the Purchase Orders submitted after such review.

       8.3 It is agreed that, for the sake of facilitating uninterrupted manufacturing, Contractor may purchase materials for Customer's Products at prices higher than those agreed to with the following limitations:

              (i) For price change which has a cost impact less than 500US $, based on one (1) quarter consumption will not require prior authorization from Customer. Contractor will be obliged to submit comprehensive written report to Customer, subsequent to such event.

              (ii) For price change which has cost impact greater than 500 US $, based on one (1) quarter consumption will require prior written authorization from Customer.

              (iii) Customer shall answer urgent requests for approvals for price change, within three (3) working days.

              (iv) Contractor and Customer will meet every three (3) months, during the Term of this Agreement to review price changes, during the previous three (3) months.

9.0    DELIVERY AND INSPECTION, TITLE AND SHIPPING

       9.1    Delivery

              (i) Contractor undertakes to report once (1) a week, or per customer request to Customer the quantity of Products ready for delivery.

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              (ii)   Customer will notify Contractor, from time to time,
quantities of Products and destinations to which to ship the Products.

              (iii) If the delivery destination is within Israel and not more southern than the imaginary horizontal line crossing Israel from east to west at Rehovot (inclusive) ("Limited Delivery Territory") than the delivery shall be made by Contractor to such destination of delivery and all risk of loss, responsibility and cost shall be borne by the Contractor.

              (iv) Delivery to other destinations outside the Limited Delivery Territory, including for export shall be made by the Customer and all risk of loss, responsibility and cost shall be borne by the Customer. It is hereby clarified that even if a delivery's final destination is outside the Limited Delivery Territory, the Customer may indicate an interim delivery point within the Limited Delivery Territory from which the responsibility, risk and cost shall be transferred to the Customer.

              (v) To each delivery, Contractor shall include all required documentation as the manufacturer or the Products (e.g. bill of lading). Upon delivery to Customer, Customer will sign the bill of lading. Such signature shall only be deemed as acknowledgement of receipt of the delivery and not confirmation as to the delivered Products' condition and quality nor the compatibility between the contents of the delivery and the bill of lading.

              (vi) Subject to the above limitations, the Contractor will ship and deliver the Products according to Customer's instructions in the best and safest means of transportation.

10.0   TERMS OF PAYMENTS

       10.1 Contractor will invoice Customer, once a Month, on the last day of that Month, for fully assembled inspected and packaged Products, ready for delivery. On the invoice must be all purchase order details, and the finished products s/n. The invoice will be quoted in US Dollars.

       10.2 Contractor and Customer agree to terms of payments of thirty (30) days from the date of that invoice. Payment shall be affected in US Dollars.

       10.3 For as long as there are outstanding purchase orders, the Customer shall provide and maintain for the benefit of the Contractor a bank guaranty in the amount of US $_50,000 in order to secure the due and timely payment of purchase orders. Such guaranty maybe presented for exercise 15 days after the Customer has duly sent a demand notice of payment via registered mail addressed to the Customer demanding payment within 14 days of such unpaid invoice/s and such payment shall still be due. The sum of the above mentioned bank guarantee will be reviewed by the parties every 6 month.

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11.0   QUALITY

       11.1 Contractor shall manufacture the Products in compliance with Customer's Statement of Work (Document No. DC0342A) and other quality & standards requirements to be mutually agreed to.

       11.2 Contractor shall permit Customer to audit its quality procedures, upon one (1) day advance notice to Contractor and shall provide all assistance which is reasonably necessary for Customer to evaluate the quality of the Products.

       11.3 Contractor shall maintain quality assurance standards in accordance with ISO 13488, Seller's Quality Assurance, Control and Inspection shall be in full compliance with ISO 13488 standards during the Terms of this Agreement.

12.0   ENGINEERING CHANGES

       12.1 Customer may, upon advance written notice to Contractor, submit engineering changes for incorporation into The Product. Contractor will make all the efforts to review the engineering change and report to Customer within three
3) working days of any implications of the proposed changes. The report should include all possible implications on materials, delivery schedule, manufacturing process, quality and product cost and shall also quote the Contractors costs for implementing the changes. Customer and Contractor will agree on all aspects of implications and shall accordingly make revisions in outstanding Purchase Orders
- if requested by Customer.

       12.2 Contractor shall undertake all efforts to assure quick implementation of engineering changes.

13.0   INVENTORY MANAGEMENT

       13.1 All Customer's materials, tooling and equipment furnished to Contractor or paid for by Customer in connection with this Agreement shall:

                     (a) Be clearly marked and remain the Customer's property.

                     (b)    Be kept free of liens and encumbrances.

                     (c) Contractor is responsible for the maintenance of the tooling and equipment.

       13.2 Contractor shall hold Customer's property at its own risk and shall not modify the property without the written permission of Customer. Upon Customer's request, Contractor shall return the said property to Customer in the same condition as originally received by Contractor with the exception of reasonable wear and tear.

14.0   TERMINATION

       14.1   Termination for cause

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       If either party fails to meet anyone or more of the terms and conditions as stated in either this Agreement or the Appendices, Contractor and Customer agree to negotiate in good faith to resolve such default. If the defaulting party fails to cure such default or submit an acceptable written plan to resolve such default within thirty (30) days following notice of default, the non - defaulting party shall have the right to terminate this Agreement by furnishing the defaulting party with sixty (60) days written notice of termination.

       14.2   Termination without cause

       Notwithstanding anything to the contrary stated in this Agreement, either party may terminate this Agreement at any time without cause by giving to the other party, not less than four (4) months written notice.

       14.3 A Party may immediately terminated this Agreement should the other party:

              (i)    become insolvent;

              (ii) enter into or filing a petition, arraignment or proceeding seeking an order for relief under the bankruptcy/insolvency laws of its respective jurisdiction,

              (iii)  enter into a receivership of any of its assets or,

              (iv) enter into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

15.0   EFFECT OF TERMINATION

       15.1 In the case of termination and unless otherwise stipulated, Contractor will deliver all services and/or deliverables and Customer will pay for all items mentioned on a Purchase Order or Change Order accepted by Contractor before expiration or termination date.

       15.2 Accept where the termination is a results of Contractor's default Customer agrees to compensate Contractor for Products and materials as stipulated in section 7.4 of this Agreement.

       15.3 Each party will promptly return to the other party, all technical documentation (e.g. drawings, work instructions, data and design sheets) and/or Confidential Documents related to the present Agreement.

       15.4 Contractor will return to customer all consigned materials, equipment and tooling stipulated in section 13 of this Agreement.

16.0   DISPUTE RESOLUTION

       16.1 In the spirit of continued cooperation, the parties intend to and hereby establish the following dispute resolution procedure to be utilized in the unlikely event any controversy should arise out of or concerning the performance of this Agreement.

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       16.2   It is the intent of the parties that any dispute be resolved informally and promptly through good faith negotiations between Contractor and Customer. Either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. The parties agree to meet in good faith to jointly define the scope and method to remedy the dispute. If these proceedings are not productive of a resolution, then senior management of Contractor and Customer are authorized to and will meet personally to confer in a bona fide attempt to resolve the matter.

       16.3 Should the foregoing procedure not bring a mutually satisfactory solution within 30 days, each party will be free to proceed according to applicable law.

17.0   LIMITATION OF LIABILITY

       17.1 Neither party shall be liable to the other for any indirect, incidental, special or consequential damages resulting from this Agreement, including but not limited to loss of profit, loss of production loss of contracts, even if either party or an authorized representative has been advised of the possibility of such damages.

       17.2 Each Party ("Defaulting Party") agrees to protect, defend, indemnify and hold harmless the other Party ("Innocent Party") from all sums, costs, expenses and reasonable attorney's fees which the Innocent Party may incur or actually be obligated to pay as a result of any and all claims, demands, causes of action or final judgments in favor of any third person, that relate to or arise from (i) a breach of the obligations of the Defaulting Party as set forth herein, or (ii) a tort by the Defaulting Party.

       The Innocent Party undertakes to: (i) give the Defaulting Party prompt notice of any such claims, (ii) render reasonable assistance to the Defaulting Party thereon, and (iii) permit the Defaulting Party to direct the defense of the settlement of such claims, provided, that the Defaulting Party will enable the Innocent Party to be present in meetings with legal counsel to the defense and court hearings. Settlement of claims outside of court will require the approval of the Innocent Party unless as part of the settlement, a full waiver is made in favor of such Innocent Party.

18.0   PATENTS, COPYRIGHTS AND TRADEMARKS INDEMNITY

       18.1 As part of the general indemnification set forth in Section 17.2 above, each Defaulting Party shall defend, indemnify and hold harmless the Innocent Party from any claims by a third party of infringement of intellectual properties resulting from the acts of the indemnifying party pursuant to this Agreement.

       18.2 Customer's product and designs contain certain elements that are proprietary to Customer. Furthermore, in the course of this agreement, technical and commercial information of the Customer may be revealed or become known to the Contractor. Contractor shall keep in confidence all information relating to the foregoing, shall not use any part of it for any purpose except the performance of this Agreement and shall not enable any third party to use it, unless such information becomes public domain through no fault of the Contractor.

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       The provisions of this clause 18.2 shall survive termination or expiration of the Agreement

19.0   CONFLICTING ENGAGEMENTS

       19.1 The Contractor and the Customer will not be allowed to employ employees of the other party, directly or indirectly, for one (1) year from the date the employee has ceased to be employed by the other party. The above mentioned restriction may be waived by either parties provided that it is done by a written and specific consent.

       19.2 During the Term of this Agreement, if the Contractor shall contemplate producing on his own account and/or rendering manufacturing services to New Customers (as defined below) of equipment is in the field of non-invasive devises using light or radio frequency energy for the medical-aesthetic market, the Contractor shall immediately notify the Customer. Upon receipt of such notification, the Customer may terminate this Agreement pursuant to Section 14.2 with a shorter notice period of 4 weeks of shorter if so notified by the Customer. Such termination shall not be deemed a default by either Party

       The term "New Customer" shall mean a customer which ordered "turn key" manufacturing services of full product equipment by the new customer's assembly planning, in the filed of non-invasive devises using light or radio frequency energy for the medical-aesthetic market which are in competition with the customer, and has not ordered manufacturing services from Contractor prior to the date hereof.

       The Contractor represents that it has previously disclosed in writing to the Customer any existing Clients of the Contractor which may be in competition with the Customer.

       19.3 Contractor hereby represents and confirms that it does not bring and was not required to bring to the Customer any proprietary materials of third parties, and that it is under no restrictions relevant to the performance of the Services for the Customer, whether by virtue of former or current services provided to customer, business dealings or otherwise.

20.0   GENERAL

       20.1 Force Majeur. Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars, sabotage, labor disputes, material unavailability due to unwarranted production stoppage by supplier or any other cause beyond the reasonable control of the delayed party provided that the delayed party, (i) gives the other party written notice of such cause, and (ii) uses its reasonable efforts to remedy such delay in its performance.

       20.2 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be deemed null and void, and the remainder of the Agreement shall continue to be in full force and effect, while the parties shall negotiate in good faith to replace the provision with another enforceable one reflecting as closely as possible the parties initial intention.

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       20.3   Relationship of the Parties. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor. Neither Party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party whether express or implied, or to bind the other party in a respect whatsoever.

       20.4 Governing Law. The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the law of the State of Israel, and both Parties consent to jurisdiction by the courts of the City of Haifa.

       20.5 Choice of Language. The original of this Agreement has been written in English. Any notices provided by any party as required by this Agreement shall be written in the English language.

       20.6 Notifications. Any and all notices and other communications whatsoever under this Agreement shall be in writing, sent by registered mail or by, email or facsimile to the address set forth above. Notices sent via registered mail shall be deemed to have been delivered within 3 business days after the date posted. With regards to the normal course of business, notices sent via email or facsimile shall be deemed to have been received 1 business day following the date of transmission.

       20.7 Entire Agreement. No amendment of this Agreement will be valid unless made in writing signed by a duly authorized representative of both parties. No provision of this Agreement will be deemed waived and breach or default excused unless the waiver or excuse is in writing and signed by the party issuing it. The terms and conditions contained in this Agreement terminate and supersede all prior oral or written understanding between the parties and shall constitute the entire agreement between them concerning the subject matter of this Agreement.

       20.8 This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document. The parties agree that this Agreement and its appendices may not be modified except in writing, signed by both parties.

       IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED FOR AND ON BEHALF OF:

       CONTRACTOR                           CUSTOMER
       ----------                           --------
       Date:        November 2, 2003        Date:        October 28, 2003

       Name:        [in Hebrew]             Name:        Moshe Mizrahy

       Title:                               Title:       CEO

       Signature:   [in Hebrew]             Signature:   /s/ Moshe Mizrahy










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                                   APPENDIX A



       THE PRODUCTS

              APPLICATORS

              This productS will be in full Turn Key.





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                                   APPENDIX B

                       PRICING AND MANUFACTURING SERVICES


       This Appendix will be filled in its final format not later than December 31, 2003.

       The pricing of the manufacturing services will be based on the following parameters:

       1. The management markup charge for Material purchasing will be ** for the year 2003/4 and ** for the year 2005.

       2. The charge for labor will be ** per hour for production personnel, technician and testing personnel.

       3. All cost reduction will be credited in favor of the Customer at the beginning of every calendar quarter.





























** REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.